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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                               __________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         March 15, 1995


                       THE UNITED STATES SHOE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


Ohio                                  1-4009                31-0474200
(State of Other Jurisdiction          (Commission           (IRS Employer
 of Incorporation)                    File Number)          Identification No.)


One Eastwood Drive, Cincinnati, Ohio                        45227-1197
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:         (513) 527-7000


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)





                      Index to Exhibits Appears at Page 4





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ITEM 5.  OTHER EVENTS.

         On March 15, 1995, The United States Shoe Corporation, an Ohio corporation (the "Company"), entered into a definitive asset purchase agreement (the "Asset Purchase Agreement") with Nine West Group Inc., a Delaware corporation ("Nine West"), and Footwear Acquisition Corp., a Delaware corporation. Pursuant to the Asset Purchase Agreement, on the terms and subject to the conditions thereof, the Purchaser has agreed to acquire substantially all the assets and business of the Company's footwear business for a price of $560 million in cash, plus warrants to purchase 3.7 million shares of Nine West's common stock, $.01 par value per share, at a price of $35.50 per share at any time during the 8 1/2-year period beginning on the date of the closing under the Asset Purchase Agreement.

         The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement (including the exhibits thereto) which is attached hereto as Exhibit 2 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibits:

         (2) Asset Purchase Agreement dated as of March 15, 1995, by and among Nine West Group Inc., Footwear Acquisition Corp. and The United States Shoe Corporation (including the exhibits thereto).

         (20) Form of press release issued by the Company dated March 16, 1995.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE UNITED STATES SHOE CORPORATION


Date: March 30, 1995               By: /s/ K. Brent Somers
                                   Name: K. Brent Somers
                                   Title: Executive Vice President and
                                          Chief Financial Officer





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                               INDEX TO EXHIBITS


EXHIBIT                     DESCRIPTION                                                        PAGE
-------                     -----------                                                        ----
(2)              Asset Purchase Agreement.

(20)             Form of press release issued by the Company dated March 16, 1995.





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